                                                                    Exhibit 99.2

            Certification of Principal Financial Officer Pursuant to
                 18 U.S.C. Section 1350, as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


         In connection with the Quarterly Report on Form 10-Q of DQE, Inc. ("DQE") for the period ending June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Frosina C. Cordisco, as Vice President and Treasurer of DQE, hereby certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

   (3) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

   (4) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of DQE.

         WITNESS the due execution hereof this 14th day of August, 2002.

                                            /s/ Frosina C. Cordisco
                                            --------------------------
                                            Frosina C. Cordisco
                                            Vice President and Treasurer
                                            (Principal Financial Officer)

     This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by DQE for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.